Exhibit 10.21

BUNGE LIMITED

2009 EQUITY INCENTIVE PLAN

FORM OF AWARD AGREEMENT

— Notice of Time-Based Restricted Stock Units Grant —

Effective as of [                    ] (the “Date of Grant”), you (the “Participant”) are hereby awarded an Award of Time-Based Restricted Stock Units as set forth in your account (the “Restricted Stock Units”) under the Bunge Limited 2009 Equity Incentive Plan (the “Plan”), subject to the terms and conditions of the Plan and this Award Agreement (the “Award Agreement”).  This Award Agreement consists of this Notice of Time-Based Restricted Stock Units Grant (the “Grant Notice”) and the attached Terms and Conditions Applicable to Time-Based Restricted Stock Units (the “Terms and Conditions”).  Defined terms not explicitly defined in this Award Agreement shall have the same definitions as in the Plan.

The Participant and Bunge Limited, a company incorporated under the laws of Bermuda, and any successor thereto (“Bunge” or the “Company”), agree that this Award is granted under and subject to the terms and conditions of the Plan and this Award Agreement, and that this Award is granted for no consideration other than the Participant’s services.  The Participant acknowledges that he or she has reviewed the Plan and this Award Agreement in their entirety, understands the terms and conditions of the Plan and this Award Agreement, and has had an opportunity to obtain the advice of counsel and a qualified tax advisor prior to accepting the Award.  The Participant hereby agrees to comply with the terms and conditions of the Plan and this Award Agreement and accepts as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and this Award Agreement.

The Participant understands that the Award and all other awards under the Plan are made in the  sole discretion of the Company and that no right to receive the Award or any other awards under the Plan exists absent a written agreement with the Company to the contrary.

BUNGE LIMITED

2009 EQUITY INCENTIVE PLAN

FORM OF AWARD AGREEMENT

— Terms and Conditions Applicable to Time-Based Restricted Stock Units —

1.             Grant.  Subject to the terms and conditions of the Plan and this Award Agreement, the Company has elected to grant the Participant an Award of Restricted Stock Units as of the Date of Grant.  Each Restricted Stock Unit shall entitle the Participant to receive one Share, subject to the Participant’s satisfaction of the terms and conditions of the Plan and this Award Agreement.

2.             Vesting of Restricted Stock Units.  Subject to the terms and conditions of the Plan and this Award Agreement, the Restricted Stock Units shall vest as of the [                      ] anniversaries of the Date of Grant (each, a “Vesting Date”).  Except as otherwise provided in Section 6 below, the Participant must remain in the continuous employment of the Company through the applicable Vesting Date for a Restricted Stock Unit to vest.

3.             Payment of Awards.  Issuance of Shares in settlement of the vested portion of an Award shall be made within 60 days following the applicable Vesting Date.  The number of Shares issued to the Participant shall equal the number of Shares underlying the vested portion of the Award receivable by the Participant following such Vesting Date.

4.             No Rights as Shareholder.  The Participant shall have no rights as a shareholder with respect to any Restricted Stock Units until Shares, if any, shall have been issued to the Participant following the applicable Vesting Date, and except as expressly provided herein or in the Plan, no adjustment shall be made for dividends or distributions or other rights in respect of any Share for which the record date is prior to the date on which the Participant shall become the registered holder of such Shares.

5.             Dividend Equivalent Payments.  If the Company pays any cash or other dividend or makes any other distribution in respect of the Shares underlying the Restricted Stock Units, the Company shall maintain a bookkeeping record to which such amount of the dividend or distribution in respect to such Shares shall be credited, at such time and in such manner as is determined solely by the Committee, to an account for the Participant and paid in whole Shares (rounded down to the nearest whole Share) at the time the Award is settled.

6.             Termination of Employment.

(a)           Termination of Employment for Any Reason Other Than Death, Disability or Retirement; Resignation for Any Reason.  In the event that the Participant’s employment with the Company is terminated by the Company for any reason other than death, Disability or Retirement, or by the Participant for any reason, any portion of the Award that is not vested as of the date of such termination shall be forfeited without payment.

(b)           Termination of Employment Due to Death, Disability or Retirement.  In the event that the Participant’s employment with the Company terminates prior to the Award becoming 100% vested under this Award Agreement due to the Participant’s death, Disability or Retirement, the unvested portion of the Award shall become immediately vested as of the date of such termination.  Subject to

Section 6(c) hereof, all vested Restricted Stock Units shall be settled and Shares issued to the Participant (or, if applicable, the Participant’s estate) in accordance with Section 3 hereof within 60 days following the date of such termination.

(c)           Provision for Specified Employees.  Notwithstanding anything herein to the contrary, if the Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i), as determined under the Company’s established methodology for determining specified employees, at the time of the Participant’s separation from service, any payment hereunder that provides for a “deferral of compensation” within the meaning of Section 409A shall not be paid or commence to be paid on any date prior to the first business day after the date that is six months following the Participant’s separation from service; provided, however, that a payment delayed pursuant to this Section 6(c) shall commence earlier in the event of the Participant’s death prior to the end of the six-month period.

7.             General Terms.

(a)           Transferability.  The Award is not transferable by the Participant, except by will or by the laws of descent and distribution or pursuant to a domestic relations order, if applicable.

(b)           Award Not a Service Contract.  Neither this Award Agreement nor the Award granted hereunder is an employment or service contract, and nothing in this Award Agreement shall be deemed to create in any way whatsoever any obligation on the part of the Participant to continue in the employ of the Company, or of the Company to continue the Participant’s employment.  In addition, nothing in this Award Agreement shall obligate the Company or shareholders, the Board, officers or employees of Bunge or any other entity constituting the Company to continue any relationship that the Participant might have as a director, advisor, employee or consultant for the Company.

(c)           Withholding Obligations.  The Company shall be entitled to require the Participant, prior to delivery of any Shares, to remit to the Company an amount sufficient to satisfy any applicable tax withholding requirements.  The Company may, in its sole discretion, permit the Participant to satisfy any applicable payroll taxes arising upon the payment of the Restricted Stock Units by having the Company withhold Shares or by tendering Shares, in each case in an amount sufficient to satisfy any such tax obligations.  Shares withheld or tendered will be valued using the fair market value of the Shares on the date the applicable Restricted Stock Units are paid, using a valuation methodology established by the Company.

(d)           Restrictive Covenants.

(i)            Confidentiality.  The Participant acknowledges and agrees with the Company that he or she shall not at any time, except in the performance of his or her obligations to the Company or with the prior written consent of the Company, directly or indirectly, reveal to any person, entity or other organization (other than Bunge, its parent companies and subsidiaries (individually and as a group, the “Bunge Group”) or use for the Participant’s own benefit any information deemed to be confidential by any member of the Bunge Group (“Confidential Information”) relating to the assets, liabilities, employees, goodwill, business or affairs of any member of the Bunge Group, including, without limitation, any information concerning past, present or prospective customers, manufacturing processes, marketing data, financial or commercial information, business plans or other Confidential Information used by, or useful to, any member of the Bunge Group and known to the Participant by reason of his employment by, shareholdings in or other association with any member of the Bunge Group.  The Participant further agrees that he or she shall retain all copies and extracts of any written Confidential Information acquired or developed by the Participant during any such employment, shareholding or association in trust for the sole benefit of the Bunge Group and its successors and assigns.  The Participant further agrees that he or she shall not, without the prior written consent of the Company, remove or take from the Bunge Group’s premises (or, if previously removed or taken, he shall, at the Company’s request, promptly return) any written Confidential Information or any copies or extracts thereof.  Upon the request and at the expense of the Company, the Participant shall promptly make all disclosures, execute all instruments and papers and perform all acts reasonably necessary to vest and confirm in the Bunge Group, fully and completely, all rights created or contemplated by this Section 7(d)(i).  The term “Confidential Information” shall not include information that is or becomes generally available to the public other than as a result of a disclosure by, or at the direction of, the Participant.

(ii)           Non- Competition. The Participant agrees with the Company that, for so long as he is employed by the Bunge Group and continuing until the last day of the twelfth month following the Participant’s termination of employment for any reason (such period to be referred to as the “Restricted Period”), the Participant shall not, without the prior written consent of the Company, directly or indirectly, and whether as principal or investor or as an employee, officer, director, manager, partner, consultant, agent or otherwise, alone or in association with any other person, firm, corporation or other business organization, engage in a business competitive to that of the Bunge Group; provided, however, that nothing herein shall limit the right of the Participant to own not more than 5% of any of the debt or equity securities of any business organization that is then filing reports with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.  The Restricted Period shall be extended by the length of any period during which the Participant is in breach of any of the terms of this Section 7(d).

(iii)          Non-Solicitation.  During the Restricted Period, the Participant agrees with the Company that he shall not in any way, directly or indirectly (except in the course of his or her employment with the Company), (A) call upon, solicit, advise or otherwise do, or attempt to do, business with any person who is, or was, during the then most recent 12-month period, a customer of any member of the Bunge Group (or any other entity that the Participant knows is a potential customer with respect to specific products of the Bunge Group and with which the Participant has had contact during the period of his or her employment with the Bunge Group), for purposes of competing with the Bunge Group, (B) take away or interfere or attempt to take away or interfere with any custom, trade or business of any member of the Bunge Group, or (C) interfere with or attempt to interfere with any person who is, or was during the then most recent 12-month period, an employee, officer, representative or agent of any member of the Bunge Group, or hire, solicit, induce or attempt to solicit or induce any of them to terminate their service with any member of the Bunge Group or violate the terms of their contracts or any employment arrangements, with any member of the Bunge Group.  The Restricted Period shall be extended by the length of any period during which the Participant is in breach of any of the terms of this Section 7(d).

(iv)          Application of Covenants.  The activities described in this Section 7(d) shall be prohibited regardless of whether undertaken by the Participant in an individual or representative capacity, and regardless of whether performed for the Participant’s own account or for the account of any other individual, partnership, firm, corporation or other business organization (other than Bunge).

(v)           Injunctive Relief.  Without limiting the remedies available to Bunge, the Participant acknowledges that a breach of any of the covenants contained in this Section 7(d) may result in irreparable injury to Bunge for which there is no adequate remedy at law, that it shall not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, Bunge shall be entitled to seek a temporary restraining order or a preliminary or permanent injunction restraining the Participant from engaging in activities prohibited by this Section 7(d) or such other relief as may be required to specifically enforce any of the covenants in this Section 7(d).

(e)           Unsecured Creditor.  As the holder of Restricted Stock Units, the Participant has only the rights of a general unsecured creditor of Bunge.

(f)            Plan Document Controls.  In the event of any conflict between the provisions of this Award Agreement and those of the Plan, the provisions of the Plan shall control.

(g)           Applicable Law.  This Award Agreement shall be governed by and subject to the laws of the State of New York and to all applicable laws and to the approvals by any governmental or regulatory agency as may be required.

(h)           Validity.  The invalidity or unenforceability of any provision of this Award Agreement shall not affect the validity or enforceability of any other provision of this Award Agreement, which shall remain in full force and effect.  The parties intend that any offending provision shall be enforced to the fullest extent to which it is enforceable, that any unenforceable portion thereof be severed from this Award Agreement, and that this Award Agreement, as modified to sever any such unenforceable portion, be enforced to the fullest extent permitted by law.  In the event that all or any portion of the Award is forfeited pursuant to the terms of the Plan or this Award Agreement, such forfeiture shall be automatic and shall not require any further action by the Participant or the Company.

(i)            Notices.  All notices and other communications provided for herein shall be in writing and shall be delivered by hand, telecopy or facsimile transmission or sent by certified or registered mail, return receipt requested, postage prepaid, addressed to the applicable party.  Notices or other communications to the Participant shall be sent to the mailing address provided by the Participant to Bunge.  Notices or other communications to Bunge shall be sent to its principal office, which is currently located at 50 Main Street, 6th Floor, White Plains, New York 10606, Attention:  Chief Personnel Officer.  All such notices shall be conclusively deemed to be received and shall be effective, (i) if delivered by hand, upon receipt, (ii) if sent by telecopy or facsimile transmission, upon confirmation of receipt by the sender of such transmission or (iii) if sent by registered or certified mail, on the fifth day after the day on which such notice is mailed.

(j)            Waiver.  The waiver by either party of compliance with any provision of this Award Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Award Agreement, or of any subsequent breach of such party of a provision of this Award Agreement.

(k)           Committee Decisions Final.  Any dispute or disagreement that arises under, or as a result of, or pursuant to, or in connection with, the interpretation or construction of the terms of this Award Agreement or the Award granted hereunder shall be determined by the Committee.  Any interpretation by the Committee of the terms of the Award shall be final and binding on all persons affected thereby.

(l)            Amendments.  The Committee shall have the power to alter or amend the terms of this Award Agreement as set forth herein from time to time (including, without limitation, pursuant to Section 7(s) hereof) in any manner consistent with the provisions of Section 14 of the Plan.  Any alteration or amendment of the terms of the Award by the Committee shall, upon adoption, become and be binding on all persons affected thereby without requirement for consent or other action with respect thereto by any such person.  Notwithstanding the foregoing, except as contemplated by Section 14 of the Plan, or by Section 7(s) hereof, no such alteration or amendment may, without the consent of the Participant, adversely affect the rights of the Participant under this Award.  The Committee or its designee shall give notice to the Participant of any such alteration or amendment as promptly as practicable after the adoption thereof.  Notwithstanding any provision herein to the contrary, the Board shall have broad authority to amend this Award to take into account changes in applicable tax laws, securities laws, accounting rules and other applicable state and Federal laws, including without limitation, any amendments made pursuant to Section 409A.

(m)          Entire Agreement; Headings.  This Award Agreement and the other related documents expressly referred to herein set forth the entire agreement and understanding between the parties hereto.  The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of this Award Agreement.

(n)           Market Standoff Agreement.  The Participant, if requested by Bunge and an underwriter of Common Stock (or other securities) of Bunge, agrees not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of Bunge held by the Participant during the period requested by the underwriter managing any public offering of Common Stock (or other securities) of Bunge following the effective date of a registration statement of Bunge filed under the U.S. Securities Act of 1933, as amended, provided that all similarly situated officers and directors of Bunge are required to enter into similar agreements.  Such agreement shall be in writing in a form satisfactory to Bunge and such underwriter.  Bunge may impose stop-transfer instructions with respect to the shares (or other securities) subject to the foregoing restriction until the end of such period.

(o)           Share Ownership Guidelines.  The Participant, if subject to Bunge’s share ownership guidelines, agrees to comply with the conditions and restrictions imposed by such guidelines with respect to any Shares received in connection with the settlement of an Award.

(p)           Securities Laws Compliance.  No Shares shall be issued or transferred under this Award Agreement unless the Committee determines that such issue or transfer is in compliance with all applicable U.S. federal, state and/or foreign securities laws and regulations, including without limitation, Bermuda laws and regulations.

(q)           Recoupment of Awards.  The Participant, if subject to Bunge’s Executive Compensation Recoupment Policy, as amended from time to time, agrees that the Award granted under this Award Agreement is subject to the terms and conditions of such Executive Compensation Recoupment Policy.

(r)            Consent to Electronic Delivery.  In lieu of receiving documents in paper format, the Participant hereby agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that Bunge may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms or communications) in connection with the Award and any other  prior or future award or program made or offered by Bunge.  Electronic delivery of a document to the Participant may be via the internet at https://www.benefitaccess.com or by reference to a location on a Company intranet site to which the Participant has access.

(s)           Compliance with Section 409A.  Notwithstanding any contrary provision in this Award Agreement or the Plan, if any provision of this Award Agreement or the Plan contravenes any regulations or guidance promulgated under Section 409A or could cause the Restricted Stock Units to be subject to additional taxes, interest and/or penalties under Section 409A, such provision of this Award Agreement or the Plan may be modified by the Committee without notice and consent of any person in any manner the Committee deems reasonable or necessary.  In making such modifications the Committee shall attempt, but shall not be obligated, to maintain, to the maximum extent practicable, the original intent of the applicable provision without contravening the provisions of Section 409A.  Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to an Award that is subject to Section 409A to the extent such discretionary authority would contravene Section 409A.

BUNGE LIMITED

By:

Name:

Title: